Exhibit 99.1

FOR IMMEDIATE RELEASE

PARLUX GRANTED CONDITIONAL CONTINUED LISTING ON NASDAQ

FORT LAUDERDALE, FLORIDA – March 12, 2007.  Parlux Fragrances, Inc. (NASDAQ: PARL) announced that the Nasdaq Listing Qualifications Panel (Panel) has determined to grant the request of Parlux for continued listing on The Nasdaq Stock Market, subject to the condition imposed by the Panel that, on or before March 31, 2007, Parlux shall file its Form 10-Q for its second fiscal  quarter ended September 30, 2006 and its Form 10-Q for its third fiscal quarter ended December 31, 2006.

Although Parlux is diligently working to file its late reports on Form 10-Q with the Securities and Exchange Commission (SEC) as soon as it can, it is possible that  Parlux will be unable to meet the March 31, 2007 deadline imposed by the Panel to file its late reports on Form 10-Q.  The Panel [has indicated that it] is unwilling to grant additional time or further extensions to Parlux.  If Parlux does not file its late reports on Form 10-Q on or before March 31, 2007, it will receive notice of the immediate suspension of its securities from trading on, and its common stock may be delisted from, The Nasdaq Stock Market.  In that event, Parlux's common stock may be quoted in the future on the OTC Bulletin Board, provided that a market maker files the necessary application with the NASD and such application is cleared.

As most recently reported in Parlux’s Notification of Late Filing on Form 12b-25 filed with the SEC on February 12, 2007, the filing of its reports on Form 10-Q for the fiscal quarters ended September 30, 2006 and December 31, 2006 has been delayed pending the completion of an independent investigation by special counsel and independent forensic accountants engaged by Parlux's Audit Committee.  The investigation is focused on allegations made in a Consolidated Amended Class Action Complaint filed on November 8, 2006 (Amended Complaint), including, among others, that Parlux improperly recognized revenue on sales to related parties and failed to comply with SEC disclosure rules.  The investigation is nearing completion.   Based on the findings of the investigation to date, Parlux expects that the investigation will conclude that there is no merit to any of the allegations.  Before Parlux can file its late reports on Form 10-Q for the two quarterly periods, its independent auditor will have to be satisfied with the scope and conclusions of the investigation.  Parlux’s independent auditor is in the process of reviewing the scope and findings of the investigation to date.  In the meantime, Parlux is diligently working to complete its late reports on Form 10-Q.  Parlux’s independent audior also has started to review the reports so that Parlux may be able to file the reports with the SEC shortly following the completion of the investigation.

As previously reported, on February 14, 2007, the United States District Court for the Southern District of Florida entered an order granting the motion of the defendants, including Parlux, to dismiss the Amended Complaint.  The Court held that the allegations in the Amended Complaint failed to meet the pleading requirements applicable to the case.  This dismissal was without prejudice to the filing of another amended complaint by the plaintiffs, however, the plaintiffs did not file another amended complaint within the time period set by the Court.  As a result, the plaintiffs now are unable to file another amended complaint.

Parlux intends to request a review by the Nasdaq Listing and Hearing Review Council (Council) of the Panel's decision to impose the March 31, 2007 deadline, and as to other aspects of the Panel's decision.  There can be no assurance that the Council will grant an extension of that deadline, or that the request for a review will be considered or acted upon by the Council prior to the deadline passing, or that Parlux can achieve full compliance with all requirements of The Nasdaq Stock Market.    Making the request for a review with the Council will not stay the suspension and likely delisting of Parlux's common stock from The Nasdaq Stock Market if its late reports on Form 10-Q are not filed on or before March 31, 2007.

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1034, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of  Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, among others, that the ongoing forensic accounting investigation will be completed promptly with no materially adverse conclusions, and that Parlux will be able to file the late reports on Form 10-Q with the SEC in time to continue to maintain the listing of its common stock on The Nasdaq Stock Market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Parlux undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc. (954) 316-9008

CONTACT:    Neil Katz, Chief Executive Officer

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